Exhibit-3.1(e)

STATE OF MONTANA

ARTICLES of AMENDMENT for
PROFIT CORPORATION
(35-1-230 MCA)

MAIL:	BRAD JOHNSON Secretary of State P.O. Box 202801 Helena, MT 59620-2801

PHONE:	(406)444-3665
FAX:	(406)444-3976
WEB SITE:	sos.rnt.gov
pare, sign, submit with an original signature and filing fee.
This is the minimum information required
☐ 24 Hour Priority Filing Add $20.00
☐ 1 Hour Expedite Filing Add $100.00

1.	The current name of this Corporation is: Energy West, Incorporated

2.	The following amendment was adopted in the manner provided for by the Montana Business Corporation Act: to amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.15 per share, from 5,000,000 shares to 15,000,000 shares

(Please attach additional sheets of paper if more room is needed.)
3.	The date this amendment was adopted is: October 16, 2007

                                                                                                 (Mo/day/year)
4.	Please check the appropriate box and provide additional information where requested (only check one box):
☐ This amendment was adopted by a sufficient vote of the Board of Directors. A vote of the shareholders was not required.
☑ This amendment was adopted by a sufficient vote of the shareholders.

There were:    2,854,702    shares outstanding:    2,085,305    voted for the amendment:    409,473    voted against.
                                 (outstanding#)                           (for#)                                                                (against#)

NOTE: For voting group, see help sheet on the reverse side.

Thomas J. Smith
Signature of Officer or Chair of the Board

Vice President and Chief Financial Officer	12/4/07

Title	Date
NOTE: There are important legal and accounting procedures and implications with respect to this corporate action, Suitable legal and accounting advice should be secured before submission. The Secretary of State’s office encourages that such advice be sought prior to filling out forms and to be sure that you understand the terms and procedures.